UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2009

WORLDGATE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3190 Tremont Avenue, Trevose, Pennsylvania  19053
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (215) 354-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.                 Other Events.

At a special meeting (the “Meeting”) of the Company’s stockholders held on March 20, 2009, the stockholders approved (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock, and (ii) a proposed new issuance and sale of the Company’s common stock and warrants to the holder of the Company’s currently outstanding debentures as part of a private placement that will result in the investor owning 63% of the Company’s outstanding common stock, each as further described in the Company’s definitive proxy statement with respect to the Meeting. A press release was issued by the Company today announcing the results of the meeting, and a copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.                 Financial Statements and Exhibits.

(d)            Exhibits:

99.1 Press Release dated March 20, 2009

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

	By:	/s/ Randall J. Gort
Name: Randall J. Gort
Title: Secretary

Date: March 20 ,2009

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